SIGFS Investments Global Funds Services

Code of Ethics

Table of Contents

Background	2
Definitions	2
Purpose	3
Standards of Conduct	4
Prohibitions and Restrictions against Fraud, Deceit and Manipulation	5
Excessive Trading of Mutual Fund Shares	5
Additional Restrictions and Requirements	5
Exception to Reporting Requirements	6
Reporting Suspected Code Violations	7
Violations of the Code of Ethics	8
Recordkeeping	8
Exhibit 1A:	9
Exhibit 1B	10

Exhibit 3: SIGFS Investment Vehicles	12

Background

SEI’s Investment Manager Services (“IMS”) division is a provider of technology-based operating solutions for investment managers worldwide. IMS offers comprehensive alternative investment administration, accounting, investor servicing, trustee, and custody services for hedge funds, funds of hedge funds, private equity funds and registered alternative investment products. SEI Investments Global Funds Services (“SIGFS”) provides fund accounting and administration services to IMS clients registered under the Investment Company Act of 1940. As part of the services offered IMS clients may appoint SIGFS employees to act as directors and/or officers of their registered investment vehicles.

SIGFS is a wholly owned subsidiary of its parent company SEI Investments Company (“SEIC”). SEI is incorporated and publicly traded in the United States of America and is subject to the laws and regulations of such jurisdiction and is regulated by the Securities and Exchange Commission (SEC CIK#0000350894). SEIC maintains a publicly available Code of Conduct that applies to all directors, officers, and employees of the SEIC. SEIC’s Code of Conduct requires compliance with all of SEIC’s global policies including:

•	Code of Ethics for Senior Financial Officers
•	Acceptable Use Policy
•	Anti-Corruption Policy Complaint Procedures and Non-Retaliation Policy
•	Corporate Anti-Money Laundering Policy
•	Corporate Communications and Disclosure Policy
•	Discrimination and Harassment Policy
•	Insider Trading Policy Privacy Policy
•	Codes of conduct adopted by any subsidiary of the Company which is applicable to the employees of that subsidiary

Definitions

Account - a securities trading account held by a person and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee or from which the person benefits directly or indirectly; any partnership (general, limited or otherwise) of which the person is a general partner or a principal of the general partner; and any other account over which the person exercises investment discretion.

Automatic Investment Plan – a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Ownership – Covered Security ownership in which a person has a direct or indirect financial interest. Generally, a person will be regarded as a beneficial owner of Covered Securities that are held in the name of:

•	a spouse or domestic partner;
•	a child residing at home or attending college;
•	a relative who resides in the person’s household; or

•	any other person IF: (a) the person obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the person can obtain title to the securities now or in the future.

Covered Security – except as noted below, includes any interest or instrument commonly known as a "security", including notes, bonds, stocks (including closed-end funds), debentures, convertibles, preferred stock, security future, warrants, rights, and any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities. Reportable Funds (which include SIGFS Funds) are “Covered Securities.” See the definition of Reportable Funds below.

A “Covered Security” does not include (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper and other high quality short-term debt instruments, including repurchase agreements, (v) shares issued by money market funds and (vi) shares issued by open-end investment companies other than a Reportable Fund.

Initial Public Offering – an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

Investment Vehicle – a registered investment company for which SIGFS provides fund administration or accounting services. A list of Investment Vehicles is provided as Exhibit 3 hereto. Please note that this list includes the SIGFS Funds.

Purchase or Sale of a Covered Security – includes the writing of an option to purchase or sell a security.

Reportable Fund – Any Investment Vehicle other than a money market fund.

Purpose

The SIGFS Code of Ethics (“the Code”), in addition to all of the corporate policies, is applicable to employees of SIGFS. SIGFS is required to provide services to clients and Investment Vehicles in compliance with Section 17(j) of the Investment Company Act of 1940 by (1) adhering to the standards for ethical business behavior and personal conduct set forth in SEIC’s Code of Conduct; (2) deterring ethical violations through the policies of both SIGFS and SEIC; and (3) assisting SIGFS personnel in detecting, reporting and resolving any unethical or illegal conduct.

SIGFS has a highly ethical business culture and expects that all personnel will conduct any personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. Thus, SIGFS personnel must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm’s clients.

Each person subject to this Code must read and retain a copy of this Code and agree to abide by its terms. Failure to comply with the provisions of this Code may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, penalties, dismissal, substantial personal liability and/or referral to regulatory or law enforcement agencies.

Standards of Conduct

For the purpose of this Code, SIGFS, based on its service offering, has designated two categories of employee based on role, responsibility and access to confidential or non-public information.

•	Access Person: (A) Any director, officer or employee of SIGFS or their affiliates who serves as a director or officer of an Investment Vehicle; and (B) Any director, officer or employee of SIGFS who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding recommendations to an Investment Vehicle with regard to the purchase or sale of Covered Securities, or obtains prior or contemporaneous information regarding the purchase or sale of Covered Securities by an Investment Vehicle.
•	Administration Personnel: Any director, officer or employee of SIGFS whose principal function or duties relate to the provision of fund accounting or fund administration services by SIGFS to any Investment Vehicle, and who is not an Access Person.

As required by SIGFS and the SEIC Code of Conduct, all employees including Access Persons and Administration Personnel are required to maintain:

1)	compliance with internal controls, policies and procedures;
2)	honest, fair and ethical dealings with the company, its affiliates, vendors, customers, personnel and competitors and all governmental agencies and personnel;
3)	strict legal compliance;
4)	prompt disclosure, mitigation or elimination of conflicts of interest;
5)	rigorous protection of the company's confidential information, intellectual property and other assets; and
6)	strict adherence to the company's equal opportunity, harassment, internet, e-mail and media relations policies.

Additionally all SIGFS employee must participate in new hire and annual compliance training which includes the review of applicable SEIC policy, including the Code.

As required by SIGFS and the SEIC Code of Conduct, all employees including Access Persons and Administration Personnel are prohibited from:

1)	engaging in insider trading or fraudulent activities;
2)	misusing SIGFS/SEIC's business or investment opportunities;
3)	competing with SIGFS or SEIC;
4)	using SIGFS/SEIC property or information for personal gain;
5)	disclosing SIGFS/SEIC confidential information;
6)	giving or accepting bribes, kickbacks, gifts or benefits.

Prohibitions and Restrictions against Fraud, Deceit and Manipulation

Access Persons and Administration Personnel may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an Investment Vehicle:

•	employ any device, scheme or artifice to defraud the Investment Vehicle for which SIGFS provides fund accounting or administration services;

•	make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

•	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle;

•	or engage in any manipulative practice with respect to the Investment Vehicle.

Excessive Trading of Mutual Fund Shares

Access Persons and Administration Personnel may not, directly or indirectly, engage in excessive short-term trading of shares of SIGFS Investment Vehicles, except for money market funds. For purposes of this section, a person’s trades shall be considered “excessive” if made in violation of any stated policy in the fund’s prospectus or if the trading involves multiple short-term round trip trades in a Fund for the purpose of taking advantage of short-term market movements.

Additional Restrictions and Requirements

Access Persons must obtain approval from the SIGFS Compliance Officer or designated representative of the SEIC Compliance Department before acquiring beneficial ownership of any securities offered in connection with an IPO or a private placement.

The SIGFS Compliance Officer or designated representative of the SEIC Compliance Department may authorize an Access Person to conduct the requested trade upon determining that the transaction for which pre-clearance is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the discussion with the requesting person as to the background for the exemption request, the requesting person’s work role, the size and holding period of the requesting person’s position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the requesting person’s requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors. The person granting the authorization must document the basis for the authorization.

Access Persons must disclose any Personal Securities Accounts (PSAs) that may contain Covered Securities in which the Access Person(s) have Beneficial Ownership Interest, including any Discretionary Accounts. All certifications are completed via the ACA ComplianceAlpha platform. Completed Certifications will be managed and reviewed by the SIGFS Compliance Officer or designated representative of the SEIC Compliance Department. The following is an overview of the required disclosures applicable to Access Persons:

•	Initial Reporting: Complete the Initial Broker Accounts and Initial Holdings Certification within 10 calendar days of the hire/transfer date.

•	Quarterly Reporting: Complete the Quarterly Accounts and Transaction Certifications within 30 calendar days of the end of each quarter.

•	Annual Reporting: Complete the Annual Holdings Certifications and Annual Disclosure Information Document within 30 days after the calendar year ends. All information submitted must be current within 45 calendar days prior to the date of the Certification. New accounts are required to be input into PTA.

•	Electronic Data Feeds: The Compliance Department will link the account by an electronic data feed via PTA.

•	Manual Statements (non-Electronic Data Feeds): The transactions in accounts for which no electronic data feed is available must be manually entered into PTA. Manual statement(s) must also be uploaded to PTA via the “Add Statement” button on a quarterly basis. A sample letter instructing the broker/dealer firms to send the statements to SIGFS is included as Exhibit 1A of this Code. If the broker/dealer requires a letter authorizing an SIGFS employee to open an account, a sample of that type of permission letter may also be found in Exhibit 1B. Please complete the necessary brokerage information and forward a signature ready copy to the SIGFS Compliance Officer.

Note: For purposes of the reporting obligations below, please keep in mind that, in addition to other investment companies for which we provide services, the SIGFS Funds (excluding money market funds) meet the definition of Reportable Funds and, therefore, are Covered Securities. Trades in SIGFS Funds transacted through the SIGFS Capital Accumulation (401(k)) Plan and trades transacted through an employee account established at SIGFS Private Trust Company will be deemed to satisfy the reporting requirements of the Code. You do not need to report separately with respect to those accounts. However, any trades in SIGFS Funds transacted in a different channel must be reported to the SIGFS Compliance Officer or designated representative of the SEIC Compliance Department.

The SIGFS Compliance Officer or designated representative of the Compliance Department will:

•	review the personal securities transaction reports or duplicate statements filed by Access Persons and compare the reports or statements of the Investment Vehicles’ completed portfolio transactions. The review will be performed on a quarterly basis. If the SIGFS Compliance Officer or the designated representative of the SEIC Compliance Department determines that a compliance violation may have occurred, the Officer will give the person an opportunity to supply explanatory material;

•	prepare an Annual Issues and Certification Report to the Board of Trustees or Directors of

•	any Investment Vehicle that (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SIGFS has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code;

Exception to Reporting Requirements

An Access Person who is subject to the Code of Ethics of an affiliate of SIGFS (“Affiliate Code”), and who pursuant to the Affiliate Code submits reports consistent with the reporting requirements of paragraphs 1 through 4 above, will not be required to submit such reports under this Code.

Access Persons are not required to report purchases or sales over which the person pre- clearing the transactions (the “Pre-clearing Person”) has no direct or indirect influence or control; purchases, sales or other acquisitions of Covered Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise or puts or calls written by Pre-clearing Person, sales from a margin account pursuant to a bonafide margin call, stock dividends, stock splits, mergers consolidations, spin- offs, or other similar corporate reorganizations or distributions; purchases or withdrawals made pursuant to an Automatic Investment Program; however, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be reported in a quarterly transaction report; purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired for such issuer; and acquisitions of Covered Securities through gifts or bequests.

Reporting Suspected Code Violations

The Company believes that personal accountability is the foundation of ethical conduct. Therefore the Company expects that any employee, including employees of SIGFS that believes their actions or those of any other employee may be inconsistent with this Code or the SEI Code of Conduct should bring such concerns to a member of the Legal and Compliance team promptly for discussion and consideration or by communicating concerns or questions.

Any person who has knowledge of a suspected Code Violation should file a complaint:

•	By telephone:

▪	US and Canada: 1-877-705-2579
▪	Hong Kong: 800-906-553
▪	India: 022-5097-2653
▪	Ireland: 1800-443-388
▪	Luxembourg: 800-24-997
▪	South Africa: 087-195-1003
▪	Switzerland: 0800-121-155
▪	United Kingdom and Northern Ireland: 0800-066-8826

•	Online at: www.SEIC.EthicsPoint.com

•	By email to: SEIEthicsCommittee@seic.com

•	By mobile device via QR code:

Complaints may be made on a confidential or anonymous basis. When making a complaint, the employee should provide as much specific information as possible, including names, dates, places, events, and an explanation of why the employee believes the incident is a Code Violation.

An employee who in good faith reports illegal or unethical behavior will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this policy, and any concern about retaliation should be reported immediately. Any person found to have retaliated against an employee for reporting violations will be subject to appropriate disciplinary action.

Violations of the Code of Ethics

Persons who violate the Code of Ethics may be subject to serious penalties, which may include:

•	written warning;
•	reversal of securities transactions;
•	restriction of trading privileges;
•	disgorgement of trading profits;
•	fines;
•	suspension or termination of employment; and/or
•	referral to regulatory or law enforcement agencies.

Factors which may be considered in determining an appropriate penalty include, but are not limited to:

•	the harm to clients;
•	the frequency of occurrence;
•	the degree of personal benefit to the employee;
•	the degree of conflict of interest;
•	the extent of unjust enrichment;
•	evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or
•	the level of accurate, honest and timely cooperation from the employee.

The SIGFS Compliance Officer or designated representative from the SIGFS Compliance Department will use their best efforts to assure that all requests for pre-clearance, all personal securities reports and all reports for securities holding are treated as personal and confidential. However, such documents will be available for inspection by appropriate regulatory agencies and other parties, such as counsel, within and outside SIGFS as necessary to evaluate compliance with or sanctions under this Code.

Recordkeeping

SIGFS will maintain records relating to this Code of Ethics in accordance with Rule 31a-2 under the 1940 Act. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place for a period of five years.

A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.

Exhibit 1A:

Sample Account Opening Letters to Brokers/Dealers (Sent Directly by Employee)

Date:

Your Broker

street address

city, state zip code

Re: Your Name, account #

Dear Sir or Madam:

Please be advised that I am an employee of SIGFS Investments Global Funds Services. Please send duplicate statements only of this brokerage account to the attention of:

SIGFS Investments Global Funds Services

Attn: The Compliance Department

One Freedom Valley Drive

Oaks, PA 19456

This request is made pursuant to SIGFS’s Code of Ethics. Thank you for your cooperation.

Sincerely,

Your name

Exhibit 1B:

Sample Account Opening Letters to Brokers/Dealers(Sent by SIGFS)

Date:

[Address]

Re: Employee Name, Account #

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SIGFS Investments Global Funds Services. We grant permission for him/her to open a brokerage account with your firm, provided that you agree to send duplicate statements only of this employee’s brokerage account to:

SIGFS Investments Global Funds Services

Attn: The Compliance Department

One Freedom Valley Drive

Oaks, PA 19456

This request is made pursuant to SIGFS’s Code of Ethics. Thank you for your cooperation.

Sincerely,

SIGFS Compliance Officer

Exhibit 2:

SEI Investments Global Funds Services, Rule 17j-1 Code of Ethics Annual Compliance Certification

I hereby acknowledge receipt of a copy of the Code of Ethics.

I have read and understand the Code of Ethics and recognize that I am subject thereto. In addition, I have raised any questions I may have on the Code of Ethics with the SIGFS Compliance Officer and have received a satisfactory response[s].

For all securities/accounts beneficially owned by me, I hereby declare that I have complied with the terms of the Code of Ethics during the prior year.

Print Name:

Signature:

Date:

Received by SIGFS:

Exhibit 3: SIGFS Investment Vehicles

The Advisors’ Inner Circle Fund:

Acadian Emerging Markets Portfolio
Cambiar Funds
CIBC Atlas Funds
Edgewood Growth Fund
Hamlin High Dividend Equity Fund
Haverford Quality Growth Stock Fund
Loomis Sayles Full Discretion Institutional Securitized Fund
LSV Funds
Rice Hall James Funds
Sands Capital Global Growth Fund
Sarofim Equity Fund

The Advisors’ Inner Circle Fund II Fund:

Cardinal Small Cap Value Fund
Champlain Funds
Kopernik Funds
Reaves Utilities and Energy Infrastructure Fund
RQSI GAA Systematic Global Macro Fund
Sprucegrove International Equity Fund

Bishop Street Funds

Bishop Hawaii Municipal Bond Fund

Frost Family of Funds

Frost Funds

Delaware Wileshire Private Markets Funds

Delaware Wileshire Private Markets Funds

The Advisors’ Inner Circle Fund III Fund:

Advocate Rising Rate Hedge ETF
Aperture Funds
ARGA Funds
Barrow Hanley Funds
Chevy Chase Thematic Equity Fund
Democracy International Fund
Democratic Large Cap Core ETF
First Foundation Funds
FS Chiron Funds
GQG Funds
KBI Global Investors Aquarius Fund
Knights of Columbus Funds
Legal & General Long Duration U.S. Credit Fund

Mesirow Financial Funds
MetLife Investment Management, LLC Core Plus Fund
Nicholas Partners Small Cap Growth Fund
Ninety One Funds
Penn Mutual Funds
Pinebridge Dynamic Asset Allocation
Rayliant Quantamental China Equity ETF
RWC Global Emerging Equity Fund
SouthernSun Funds
Stategas ETFS

Gallery Trust

Mondrian Funds

CRI Funds

Catholic Responsible Investments Funds

Affiliated Funds:

New Covenant Funds
SEI Asset Allocation Trust
SIGFS Catholic Values Trust
SIGFS Daily Income Trust

SIGFS Institutional International Trust
SIGFS Institutional Investments Trust
SIGFS Institutional Managed Trust
SIGFS Tax Exempt Trust
SEI Liquidity Fund
SIGFS Structured Credit Fund, L.P.
SEI ETFs

Unaffiliated Funds:

Causeway Capital Management Trust

CCM Funds

City National Rochdale Funds

Conversus Stepstone Private Markets Fund

Exchange Traded Concepts ETF Funds

Global-X ETF Funds

Highland ETF Funds

Highland Funds Trust

Impact Shares

KraneShares ETFs

River Park Funds

Symmetry Funds

The Community Development Fund